UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 1, 2011

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 1, 2011, Blueknight Energy Partners, L.P. (the “Partnership”) issued a press release regarding the expiration of its previously announced rights offering.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

In connection with the expiration of its previously-announced rights offering, the Partnership is filing legal opinions relating to the securities to be issued, specifically the Series A Preferred Units.  The opinions are filed herewith as Exhibits 5.1 and 8.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NUMBER		DESCRIPTION

5.1	—	Opinion of Baker Botts L.L.P. regarding legality of Series A Preferred Units.
8.1	—	Opinion of Baker Botts L.L.P. regarding tax matters.
23.1	—	Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1)
99.1	—	Press release, dated November 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: November 1, 2011	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

5.1	—	Opinion of Baker Botts L.L.P. regarding legality of Series A Preferred Units.
8.1	—	Opinion of Baker Botts L.L.P. regarding tax matters.
23.1	—	Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1)
99.1	—	Press release, dated November 1, 2011.